Exhibit 1.1

OCONEE FEDERAL FINANCIAL CORP.

(a federal stock holding company)

1,812,600 Shares

(Subject to an Increase Up to 2,094,480 Shares

in the Event of an Oversubscription)

COMMON STOCK

(Par Value $0.01 Per Share)

Subscription Price $10.00 Per Share

AGENCY AGREEMENT

November 12, 2010

Mutual Securities, Inc.

807-A Camarillo Springs Road

Camarillo, CA 93011-2864

Ladies and Gentlemen:

Oconee Federal Financial Corp., a federal stock holding company in formation (the “Company”), Oconee Federal, MHC, a federal mutual holding company in formation (the “MHC”), and Oconee Federal Savings and Loan Association, a federally-chartered mutual savings and loan association (the “Association” and, together with the Company and the MHC, the “Primary Parties”), each chartered under the laws of the United States hereby confirm, jointly and severally, their agreement with Mutual Securities, Inc. (“Mutual Securities” or the “Agent”), to serve as agent of the Primary Parties to assist the Company in the sale of the Company’s common stock, par value $0.01 per share (the “Common Stock”), in a subscription offering, and if necessary, a direct community offering and/or a syndicated direct community offering. References to the Association herein shall include the Association in its current mutual form or post-Reorganization (as defined below) stock form as a wholly-owned subsidiary of the Company, as applicable.

Section 1. The Offering. Pursuant to the Plan of Reorganization from a Mutual Savings and Loan Association to a Mutual Holding Company and Stock Issuance Plan adopted by the Board of Directors of the Association on August 19, 2010 and amended and restated on October 27, 2010 (the “Plan”), the Company is offering by way of non-transferrable subscription rights up to 1,821,600 shares (subject to an increase of up to 2,094,480 shares) of its Common Stock (the “Subscription Offering”) to: (1) depositors of the Association with Qualifying Deposits, as defined in the Plan, as of June 30, 2009 (“Eligible Account Holders”); (2) Tax-Qualified Employee Plans of the Association (as defined in the Plan); (3) depositors of the

Association with Qualifying Deposits as of September 30, 2010 (“Supplemental Eligible Account Holders”); and (4) Other Members, as defined in the Plan (“Other Members”). Subject to the prior subscription rights of the above-listed parties, the Company is offering for sale in a direct community offering (the “Direct Community Offering,” and when referred to together with the Subscription Offering, the “Subscription and Direct Community Offering”), which may be commenced concurrently with, during, or after the Subscription Offering, the Shares not subscribed for or ordered in the Subscription Offering, to members of the general public to whom a copy of the Prospectus (as hereinafter defined) is delivered with a preference given to natural persons residing in Oconee and Pickens Counties, South Carolina. It is anticipated that shares not subscribed for in the Subscription and Direct Community Offering will be offered to certain members of the general public on a best efforts basis through a selected dealers agreement (the “Syndicated Community Offering” and, together with the Subscription Offering and the Direct Community Offering, the “Offering”). It is acknowledged that the purchase of Shares in the Offering is subject to the minimum and maximum purchase limitations as described in the Plan and that the Company may reject, in whole or in part, any orders received in the Direct Community Offering or Syndicated Community Offering. Pursuant to the Plan, the Company is offering a minimum of 1,346,400 shares and a maximum of 1,821,600 shares (subject to an increase of up to 2,094,840 shares) of Common Stock (the “Shares”) in the Offering for a purchase price of $10.00 per share. If the number of Shares is increased or decreased in accordance with the Plan, the term “Shares” shall mean such greater or lesser number, where applicable.

The Company has filed with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-1 (File No. 333-169410) (the “Registration Statement”) containing a prospectus relating to the Offering for the registration of the Shares and the Foundation Shares under the Securities Act of 1933, as amended (the “1933 Act”), and has filed such amendments thereof and such amended prospectuses as may have been required to the date hereof. The term “Registration Statement” shall include any documents incorporated by reference therein and all financial schedules and exhibits thereto, as amended, including post-effective amendments. The prospectus, as amended, on file with the SEC at the time the Registration Statement initially became effective is hereinafter called the “Prospectus,” except that if any Prospectus is filed by the Company pursuant to Rule 424(b) or (c) of the rules and regulations of the SEC under the 1933 Act (the “1933 Act Regulations”) differing from the prospectus on file at the time the Registration Statement initially becomes effective, the term “Prospectus” shall refer to the prospectus filed pursuant to Rule 424(b) or (c) from and after the time said prospectus is filed with the SEC.

The Plan provides for the Association to reorganize from a federally chartered mutual savings and loan association to a federally chartered stock savings association in federal mutual holding company form of ownership and issue all of its stock to the Company and for the Company to issue a majority of its outstanding Common Stock to the MHC (the “Reorganization”). The Plan also provides that the Company shall contribute not more than 2% of its to-be outstanding shares of Common Stock (the “Foundation Shares”) to a charitable foundation to be established by the Association (the “Charitable Foundation”). Upon the completion of the Reorganization and the Offering, the purchasers of Shares in the Offering will own 33% of the outstanding Common Stock, the Charitable Foundation will own 1.98% of the outstanding Common Stock and the MHC will own 65.02% of the outstanding Common Stock.

The Reorganization will be accomplished pursuant to federal law and the rules and regulations of the Office of Thrift Supervision (the “OTS”), except as such rules and regulations may be waived by the OTS. In accordance with Title 12, Parts 563b and 575 of the Code of Federal Regulations (the “Reorganization Regulations”), the following applications have been filed with the OTS: (i) Holding Company Application on Form H-(e)1-S (the “Holding Company Application”); (ii) a Form MHC-1 Notice of Mutual Holding Company Reorganization (the “Form MHC-1 Notice”); and (iii) a Form MHC-2 Application for Approval of a Minority Stock Issuance (the “Form MHC-2 Application”). All amendments to the foregoing required to the date hereof have also been filed. The Holding Company Application, the Form MHC-1 Notice and the Form MHC-2 Application are referred to herein collectively as the “Reorganization Applications.”

Section 2. Appointment of Agent; Compensation to Agent; Sale and Delivery of the Shares. Subject to the terms and conditions set forth below, the Association, the Company and MHC hereby appoint Mutual Securities as their agent to consult with and advise the Association, the Company and the MHC and to use its best efforts to solicit subscriptions and purchase orders for Shares on behalf of the Company in connection with the Company’s offer and sale of the Shares in the Offering and to solicit market makers.

On the basis of the representations, warranties, and agreements herein contained, and subject to the terms and conditions herein set forth, Mutual Securities accepts such appointment and agrees to consult with and advise the Association, the Company and the MHC as to the matters set forth in the letter agreement, dated June 3, 2010, between the Association and Mutual Securities. It is acknowledged by the Association, the Company and the MHC that Mutual Securities shall not be responsible for obtaining subscriptions or purchase orders for any specific number of Shares, shall not be required to purchase any Shares and shall not be obligated to take any action that is inconsistent with all applicable laws, regulations, decisions or orders.

If selected broker-dealers are used to assist in the sale of Shares in the Syndicated Community Offering, the Primary Parties hereby, subject to the terms and conditions of this Agreement, appoint the Agent to manage such broker-dealers in the Syndicated Community Offering. On the basis of the representations and warranties of the Primary Parties contained in, and subject to the terms and conditions of, this Agreement, the Agent accepts such appointment and agrees to manage the selling group of broker-dealers in the Syndicated Community Offering.

In addition to the reimbursement of the expenses specified in Sections 6, 8 and 9 hereof, the Agent shall receive and the Primary Parties shall pay the following compensation for its services hereunder:

(a) A management fee, of which the Agent acknowledges receipt, in the amount of $40,000. This management fee will be applied towards the Marketing Fee (defined below) due at the Closing.

(b) A Marketing Fee of 1.5% (the “Marketing Fee”) of the total dollar amount of the stock sold in the Subscription and Direct Community Offering, excluding (i) Shares purchased by directors, officers, employees, and their immediate family members in the same household, (ii) Shares purchased by any tax qualified or non-qualified employee stock ownership and benefit plans of the Company and the Association, and (iii) the Foundation Shares.

(c) If any of the Shares remain after the Subscription and Direct Community Offerings, Mutual Securities will, at the request of the Company, seek to form a syndicate of registered broker-dealers to assist in the sale of all remaining stock. Mutual Securities will be paid a fee not to exceed 6.5% of the total dollar among of stock sold in the Syndicated Community Offering. From this fee, which will be paid to the Agent on the Closing Date, Mutual Securities will pass onto selected broker-dealers who assist in the Syndicated Community Offering an amount competitive with then current gross underwriting discounts for similar syndicated offerings, which normally range from 4.0% to 5.0%. The decision to utilize the selected broker-dealers will be made by Mutual Securities upon consultation with the Company.

(d) In addition to any fees that may be payable to Mutual Securities hereunder, the Company agrees to reimburse Mutual Securities, upon request from time to time, for reasonable out-of-pocket expenses and fees incurred by Mutual Securities in connection with the Reorganization and Offering regardless of whether the Reorganization and Offering is consummated. Such expenses shall include, but are not limited to, travel, lodging, meals, legal, communications and postage/shipping and shall not exceed $85,000 in the aggregate without the prior written consent of the Association; provided however that upon written consent of the Association such fees will not exceed $100,000 in the aggregate.

(e) If there is a resolicitation of subscriptions for any reason, and the Agent is required to provide significant additional services, the parties agree to negotiate in good faith an agreement to cover the Agent’s additional fees and expenses in connection therewith, including attorneys’ fees and expenses provided, however, that such additional fee will not exceed $30,000.

Section 3. Closing Date; Release of Funds and Delivery of Certificates. If all conditions precedent to the consummation of the Reorganization and the Offering are satisfied, the Company agrees to issue or have issued the Shares and the Foundation Shares and to release for delivery certificates evidencing such Shares and Foundation Shares on the Closing Date against payment therefor by release of funds from the special, interest-bearing account referred to in Section 5(r) hereof and by the authorized withdrawal of funds from deposit accounts at the Association in accordance with the Plan; provided, however, that no such funds shall be released to the Company or withdrawn until the conditions specified in Section 7 hereof shall have been complied with to the reasonable satisfaction of the Agent and its counsel. Such release, withdrawal and payment shall be made on the Closing Date, on a business day and at a time and place selected to the Agent, which date and place shall be acceptable to the Association and the Company, on at least two business days prior notice to the Association, the Company and the MHC (it being understood that such business day shall not be more than ten business days after the termination of the Offering), or such other time or place as shall be agreed upon by the Agent, the Association, the Company and the MHC. Certificates evidencing the Shares sold in the Offering shall be delivered directly to the purchasers thereof or in accordance with their directions. The hour and date upon which the Company shall release or deliver the Shares sold in the Offering in accordance with the terms hereof are called the “Closing Date.”

Section 4. Representations and Warranties.

(a) The Primary Parties jointly and severally represent and warrant to and agree with the Agent as follows:

(i)	The Registration Statement, which was prepared by the Company and the Association and filed with the SEC, was declared effective by the SEC on November 12, 2010. The Company has complied with all requests of the SEC for additional or supplemental information and no stop order has been issued with respect thereto and no proceedings therefore have been initiated or, to the knowledge of the Association, the Company and the MHC, threatened by the SEC. At the time the Registration Statement (including any amendment or supplement), including the Prospectus contained therein, became effective and at the Closing Date and at any Applicable Time (defined below), the Registration Statement complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, and the Registration Statement (including any amendment or supplement thereto), including the Prospectus contained therein, and any information regarding the Company or the Association contained in the Sales Information (as such term is defined in Section 8 hereof) authorized by the Company or the Association for use in connection with the Offering, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and any Prospectus (including any amendment or supplement thereto) at the time any such Prospectus is filed with the SEC under Rule 424(b) or 424(c) and any information regarding the Company or the Association contained in the Sales Information authorized by the Company or the Association for use in connection with the Offering, and at all times during which a prospectus is required by the 1933 Act to be delivered in connection with any sale of the Shares, will comply as to form in all material respects with the 1933 Act and the 1933 Act Regulations and such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this Section 4(a)(i) shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Association, the Company or the MHC by the Agent or its counsel expressly regarding the Agent for use in the Prospectus under the caption “The Reorganization and The Offering – Plan of Distribution and Marketing Arrangements” or in any Sales Information or statements in or omissions from any Sales Information regarding the Agent.

(ii)

At the time of filing the Registration Statement and at the date hereof, the Company was not, and is not, an ineligible issuer, as defined in Rule 405 of the 1933 Act Regulations. At the time of the filing of the Registration Statement and at the time of the use of any issuer free writing prospectus, as defined in Rule 433(h) of the 1933 Act Regulations, the Company met the conditions required by Rules 164 and 433 of the 1933 Act Regulations for the use of a free writing prospectus. If required to be filed, the Company has filed any issuer free writing prospectus related to the Shares at the time it is required to be filed under Rule 433 of the 1933 Act Regulations, and, if not required to be filed, will retain such issuer free writing prospectus in the Company’s records pursuant to Rule 433(g) of the 1933 Act Regulations and if any issuer free writing prospectus is used after the date hereof in connection with the Offering the Company will file or retain such issuer free writing prospectus as required by Rule 433 of the 1933 Act Regulations.

(iii)	As of the Applicable Time, neither (i) any Issuer-Represented General Use Free Writing Prospectus(es) (defined below) issued at or prior to the Applicable Time and the Statutory Prospectus (defined below), all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Issuer-Represented Limited-Use Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Agent expressly for use therein. As used in this paragraph and elsewhere in this Agreement:

“Applicable Time” means each and every date when a potential purchaser submitted a subscription or otherwise committed to purchase Shares.

“Statutory Prospectus,” as of any time, means the Prospectus that is included in the Registration Statement immediately prior to the Applicable Time.

“Issuer-Represented Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433(h) under the 1933 Act Regulations, relating to the offered Shares in the form filed or required to be filed with the SEC or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) of the 1933 Act Regulations.

“Issuer-Represented General Use Free Writing Prospectus” means any Issuer Represented Free Writing Prospectus that is intended for general distribution to prospective investors.

“Issuer-Represented Limited-Use Free Writing Prospectus” means any Issuer Represented Free Writing Prospectus that is not an Issuer Represented General Use Free Writing Prospectus. The term Issuer-Represented Limited-Use Free Writing Prospectus also includes any “bona fide” “electronic road show,” as defined in Rule 433 of the 1933 Act Regulations, that is made available without restriction pursuant to Rule 433(d)(8)(ii) or otherwise, even though not required to be filed with the SEC.

(iv)	Each Issuer-Represented Free Writing Prospectus, as of its date of first use and at all subsequent times through the completion of the Offering and sale of the offered Shares or until any earlier date that the Company notified or notifies the Agent (as described in the next sentence), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement relating to the offered Shares, including any document incorporated by reference therein that has not been superseded or modified. If at any time following the date of first use of an Issuer-Represented Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer-Represented Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement relating to the offered Shares or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company has notified or will notify promptly the Agent so that any use of such Issuer-Represented Free-Writing Prospectus may cease until it is amended or supplemented and the Company has promptly amended or will promptly amend or supplement such Issuer-Represented Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing two sentences do not apply to statements in or omissions from any Issuer-Represented Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Agent specifically for use therein.

(v)

The Reorganization Applications, the Prospectus and the proxy statement for the solicitation of proxies from members of the Association for the special meeting to approve the Plan (the “Members’ Proxy Statement”), which was prepared by the Association and the Company and filed with the OTS, was approved by the OTS on November 9, 2010 and the Prospectus and Members’ Proxy Statement have been authorized for use by the OTS. At the time of the approval of the Reorganization Applications, the Prospectus and the Members’ Proxy Statement (including any amendment or supplement thereto), by the OTS and at all times subsequent thereto until the Closing Date, the Reorganization Applications, the Prospectus and the Members’ Proxy Statement (including any amendment or supplement thereto), will comply in all material respects with the Reorganization Regulations. The Reorganization Applications, the Prospectus and the Members’ Proxy Statement (including any amendment or supplement thereto), do not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this Section 4(a)(v) shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Association, the Company or the MHC by the Agent or its counsel expressly regarding the Agent for use in the Prospectus contained in the Reorganization Applications under the caption “The Reorganization and the Offering” or in any Sales Information. Conformed copies of the Reorganization Applications have been delivered to the Agent and its counsel.

(vi)	The Company and the MHC have filed with the OTS, and received approval of the Holding Company Application to become registered savings and loan holding companies under the Homeowners’ Loan Act of 1933, as amended, and the regulations promulgated thereunder (“HOLA”) and have published notice of the Holding Company Application as required by applicable law.

(vii)	No order has been issued by the OTS, the Federal Deposit Insurance Corporation (the “FDIC”), the SEC, or any state regulatory authority preventing or suspending the use of the Prospectus and no action by or before any such government entity to revoke any approval, authorization or order of effectiveness related to the Reorganization or Offering is pending or, to the knowledge of the Primary Parties, threatened.

(viii)	Pursuant to the Reorganization Regulations at the Closing Date, the Plan will have been approved and adopted by the boards of directors of the Association, the Company and the MHC and the Reorganization and the Offering will have been effected in the manner described in the Prospectus and in accordance with the Plan, the Reorganization Regulations (except to the extent waived by the OTS), and all other applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Reorganization and the Offering imposed upon the Association, the MHC and the Company by the OTS, the FDIC, the SEC or any other regulatory authority, and in the manner described in the Prospectus. To the knowledge of the Primary Parties, no person has sought to obtain review of the final action of the OTS in approving the Plan or in approving the Reorganization Applications pursuant to HOLA or any other statute or regulation.

(ix)	At the time of the approval of the Reorganization Applications by the applicable regulatory authorities (including any amendment or supplement thereto) and at all times subsequent thereto until the Closing Date, the Reorganization Applications complied and will comply in all material respects with the Reorganization Regulations. The Prospectus contained in the Reorganization applications (including any amendment or supplement thereto), at the time of the approval of the Reorganization Applications by the OTS and at all times subsequent thereto until the Closing Date, complied and will comply in all material respects with the Reorganization Regulations.

(x)

The Association has been organized and is a validly existing federally chartered savings and loan association in mutual form and, upon completion of the Reorganization, will become a duly organized and validly existing federally chartered savings and loan association in stock form and a wholly-owned subsidiary of the Company, in both instances duly authorized to conduct its business and own its property as described in the General Disclosure Package and the Prospectus; the Association has obtained all licenses, permits and other governmental authorizations currently required for the conduct of its business, except those that individually or in the aggregate would not materially adversely affect the financial condition, results of operations, properties or business of the Company, the MHC and the Association, taken as a whole (a “Material Adverse Effect”); all such licenses, permits and governmental authorizations are in full force and effect, and the Association is in compliance in all material respects with all material laws, rules, regulations and orders applicable to the operation of its business. The Association does not own equity securities or any equity interest in any other active business enterprise except as described in the Prospectus or as would not be material to the operations of the Association. As of the Closing Date, all of the issued and outstanding capital stock of the Association will be owned by the Company. The Reorganization will have been effected in all material respects in accordance with all applicable statutes, regulations, decisions and orders; and, except with respect to the filing of certain post-sale, post-Reorganization reports, and documents in compliance with the 1933 Act Regulations, the Reorganization Regulations or any order, all terms, conditions, requirements and provisions with respect to the Reorganization imposed by the OTS, if any, will have been complied with by the Company, the MHC and the Association in all material respects or appropriate waivers will have been obtained and all material notices and waiting periods will have been satisfied, waived, or will have elapsed.

(xi)	Prior to the Closing Date, the Association is not authorized to issue any shares of capital stock.

(xii)	As of the Closing Date, the Company will be duly incorporated and validly existing as a corporation in good standing under the laws of the United States with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus; as of the Closing Date, the Company will have obtained all licenses, permits and other governmental authorizations currently required for the conduct of its business except those that individually or in the aggregate would not result in a Material Adverse Effect; all such licenses, permits and governmental authorizations will be in full force and effect, and the Company will be in all material respects in compliance with all material laws, rules, regulations and orders applicable to the operation of its business. As of the Closing Date, the Company will have no direct subsidiaries other than the Association.

(xiii)

As of the Closing Date, the MHC will be duly organized and validly existing as a federally chartered mutual holding company in good standing under the laws of the United States with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus; as of the Closing Date, the MHC will have obtained all licenses, permits and other governmental authorizations currently required for the conduct of its business except those that individually or in the aggregate would not result in a Material Adverse Effect; all such licenses, permits and governmental authorizations will be in full force and effect, and the MHC will be in all material respects complying with all laws, rules, regulations and orders applicable to the operation of its business. The MHC does not own any equity securities or any equity interest in any business enterprise except as described in the Prospectus. The MHC is not authorized to issue any shares of capital stock.

(xiv)	No approvals are required to establish the Charitable Foundation and to contribute the Foundation Shares thereto as described in the General Disclosure Package and the Prospectus other than those required by the OTS. The issuance of the Foundation Shares to the Charitable Foundation pursuant to the Plan has been registered pursuant to the Registration Statement.

(xv)	Upon consummation of the Reorganization and the Offering, the authorized capital stock of the Association will be 10,000,000 shares of common stock, par value $0.01 per share (the “Association Common Stock”) and 1,000,000 shares of serial preferred stock, (the “Association Preferred Stock”), of which no shares of Association Common Stock and no shares of Association Preferred Stock have been or will be issued prior to the Closing Date referred to in Section 3. As of the Closing Date, the shares of Association Common Stock to be issued to the Company will have been duly authorized for issuance and, when issued and delivered by the Association pursuant to the Plan against payment of the consideration calculated as set forth in the Plan and as described in the Prospectus, will be duly and validly issued and fully paid and nonassessable, and all such Association Common Stock will be owned beneficially and of record by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance or legal or equitable claim; the terms and provisions of the Association Common Stock and the Association Preferred Stock conform to all statements relating thereto contained in the Prospectus, and the certificates representing the shares of the Association Common Stock will conform with the requirements of applicable laws and regulations; and the issuance of the Association Common Stock is not subject to preemptive or similar rights; and there are no other warrants, options or rights of any kind to acquire additional shares of Association Common Stock or any shares of Association Preferred Stock.

(xvi)	The Association is a member of the Federal Home Loan Bank of Atlanta (“FHLB-Atlanta”). The deposit accounts of the Association are insured by the FDIC up to the applicable limits, and no proceedings for the termination or revocation of such insurance are pending or, to the knowledge of the Company or the Association, threatened. The Association is a “qualified thrift lender” within the meaning of 12 U.S.C. § 1467(a)(m). Upon consummation of the Reorganization, the persons who had membership rights with respect to the Association in its mutual form will continue to have such rights solely with respect to the MHC in accordance with the Plan and the requirements of the Reorganization Regulations.

(xvii)	There are no contracts or documents that are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits thereto that have not been so described and filed as required.

(xviii)	The Company, the Association and the MHC have good and marketable title to all real property and good title to all other assets material to the business of the Company, the Association and the MHC taken as a whole, and to those properties and assets described in the General Disclosure Package and the Prospectus as owned by them, in each case free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the General Disclosure Package and the Prospectus, or are not material to the business of the Company, the Association and the MHC taken as a whole; and all of the leases and subleases material to the business of the Company, the Association and the MHC taken as a whole, under which the Company, the Association or the MHC hold properties, including those described in the Registration Statement and the Prospectus, are in full force and effect.

(xix)	The Company and the Association have received an opinion of their special counsel, Luse Gorman Pomerenk & Schick, P.C., with respect to the federal income tax consequences of the Reorganization, and Cherry, Bakaert & Holland, L.L.P., with respect to the South Carolina income tax consequences of the Reorganization; all material aspects of the opinions of Luse Gorman Pomerenk & Schick, P.C. and Cherry, Bakaert & Holland, L.L.P., are accurately summarized in the Registration Statement and the Prospectus; the facts upon which such opinions are based are truthful, accurate and complete and none of the Primary Parties will take any action inconsistent therewith.

(xx)	The Association has and, as of the Closing Date, the Company and the MHC will have all such power, authority, authorizations, approvals and orders as may be required to enter into this Agreement, to carry out the provisions and conditions hereof and to issue and sell the Shares and issue the Foundation Shares as provided herein and as described in the Prospectus. Subject to receipt of member and regulatory approval, the consummation of the Reorganization and the Offering, the execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated, including the establishment and funding of the Charitable Foundation, have been duly and validly authorized by all necessary corporate action on the part of the Association and, as of the Closing Date, will have been duly and validly authorized by all necessary corporate action on the part of the Company and the MHC. This Agreement has been validly executed and delivered by each of the Primary Parties and is the valid, legal and binding agreement of each of the Primary Parties enforceable in accordance with its terms (except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights generally or the rights of creditors of savings and loan holding companies, the accounts of whose subsidiaries are insured by the FDIC, or by general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law, and except to the extent, if any, that the provisions of Sections 8 and 9 hereof may be unenforceable as against public policy).

(xxi)	None of the Association, the Company or the MHC is in violation of any directive received from OTS, the SEC, the FDIC or any other federal, state, local or foreign court, arbitrator, regulatory authority or governmental agency or body (each a “Governmental Entity”) to make any material change in the method of conducting their businesses so as to comply in all material respects with all applicable statutes and regulations (including, without limitation, regulations, decisions, directives and orders of the OTS and the FDIC) and, except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, there is no suit, proceeding, charge or action before or by any court, regulatory authority or governmental agency or body, pending or, to the best knowledge of the Association, the Company, or the MHC, threatened, which might materially and adversely affect the Reorganization, the Offering, the performance of this Agreement or the consummation of the transactions contemplated in the Plan and as described in the Registration Statement, the General Disclosure Package and the Prospectus or which might result in a Material Adverse Effect.

(xxii)

The financial statements, together with the related schedules and notes thereto that are included in the Registration Statement, the General Disclosure Package and the Prospectus fairly present the financial condition, results of operations, equity and cash flows of the Association at the respective dates indicated and for the respective periods covered thereby and comply as to form in all material respects with the applicable accounting requirements of Title 12 of the Code of Federal Regulations. Such financial statements, schedules and notes related thereto have been prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved, present fairly in all material respects the information required to be stated therein and are consistent with the most recent financial statements and other reports filed by the Association with the OTS, except that accounting principles employed in such regulatory filings conform in all material respects to the requirements of the OTS and not necessarily to GAAP. The selected financial data and the summary financial information included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement and the books and records of the Association. No other financial statements or schedules are required to be included in the Registration Statement. To the extent applicable, all disclosures contained in the Registration Statement or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the SEC) comply with Regulation G of the Securities Exchange Act of 1934, as amended (“1934 Act”), the rules and regulations of the 1934 Act (the “1934 Act Regulations”) and Item 10 of Regulation S-K under the 1933 Act, as applicable. The other financial, statistical and pro forma information and related notes included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein on a basis consistent with the audited and unaudited financial statements of the Association included in the Registration Statement, the General Disclosure Package and the Prospectus, and as to the pro forma adjustments, the adjustments made therein have been properly applied on the basis described therein.

(xxiii)	Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus: (A) there has not been any Material Adverse Effect; (B) there has not been any material increase in the long-term debt of the Association or in the principal amount of the Association’s assets that are classified by the Association as substandard, doubtful or loss or in loans past due 90 days or more or real estate acquired by foreclosure, by deed-in-lieu of foreclosure or deemed in-substance foreclosure or any material decrease in equity capital or total assets of the Association, nor has the Company, the Association or the MHC issued any securities (other than in connection with the incorporation of the Company) or incurred any liability or obligation for borrowing other than in the ordinary course of business; (C) there have not been any material transactions entered into by the Association, the Company or the MHC; (D) there has not been any material adverse change in the aggregate dollar amount of the Association’s deposits or its consolidated net worth; (E) there has been no material adverse change in the Association’s, the Company’s or the MHC’s relationship with its insurance carriers, including, without limitation, cancellation or other termination of the Association’s, the Company’s or the MHC’s fidelity bond or any other type of insurance coverage; (F) except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there has been no material change in management of the Association, the Company or the MHC; (G) none of the Company, the Association or the MHC has sustained any material loss or interference with its respective business or properties from fire, flood, windstorm, earthquake, accident or other calamity, whether or not covered by insurance; (H) none of the Company, the Association or the MHC is in default in the payment of principal or interest on any outstanding debt obligations; (I) the capitalization, liabilities, assets, properties and business of the Association, the Company and the MHC conform in all material respects to the descriptions thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus; and (J) none of the Association, the Company, or the MHC has any material contingent liabilities, except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus.

(xxiv)	All documents made available to or delivered or to be made available to or delivered by the Association, the Company or the MHC or their representatives in connection with the issuance and sale of the Shares, including records of account holders, depositors and borrowers of the Association, or in connection with the Agent’s exercise of due diligence, except for those documents which were prepared by parties other than the Association, the Company or the MHC or their representatives, to the best knowledge of the Association, the Company and the MHC were on the dates on which they were delivered, or will be on the dates on which they are to be delivered, true, complete and correct in all material respects.

(xxv)	None of the Association, the Company or the MHC is or will be (A) in violation of their respective articles of incorporation, charters or bylaws, as applicable or (B) in default in the performance or observance of any material obligation, agreement, covenant, or condition contained in any material contract, lease, loan agreement, indenture or other instrument to which it is a party or by which it or any of its property may be bound. The execution and delivery of this Agreement and the consummation of the transactions herein contemplated will not: (1) conflict with or constitute a breach of, or default under, or result in the creation of any material lien, charge or encumbrance upon any of the assets of the Association, the Company or the MHC pursuant to their respective articles of incorporation, charter or bylaws, as applicable, or any material contract, lease or other instrument in which the Association, the Company or the MHC has a beneficial interest, or any applicable law, rule, regulation or order; (2) violate any authorization, approval, judgment, decree, order, statute, rule or regulation applicable to the Association, the Company or the MHC, except for such violations which would not have a Material Adverse Effect; or (3) result in the creation of any material lien, charge or encumbrance upon any property of the Association, the Company or the MHC.

(xxvi)	No default exists, and no event has occurred which with notice or lapse of time, or both, would constitute a default on the part of the Association, the Company or the MHC in the due performance and observance of any term, covenant or condition of any indenture, mortgage, deed of trust, note, bank loan or credit agreement or any other instrument or agreement to which the Association, the Company or the MHC is a party or by which any of them or any of their property is bound or affected, except such defaults which would not have a Material Adverse Effect; such agreements are in full force and effect; and no other party to any such agreements has instituted or, to the best knowledge of the Association, the Company and the MHC, threatened any action or proceeding wherein the Association, the Company or the MHC is alleged to be in default thereunder, where such action or proceeding, if determined adversely to the Association, the Company or the MHC would have a Material Adverse Effect.

(xxvii)

Upon consummation of the Reorganization, the authorized, issued and outstanding equity capital of the Company will be within the range set forth in the General Disclosure Package and the Prospectus under the captions “Capitalization” and “Pro Forma Data” and no Shares have been or will be issued and outstanding prior to the Closing Date; the Shares and the Foundation Shares to be issued to the Charitable Foundation will have been duly and validly authorized for issuance and, when issued and delivered by the Company pursuant to the Plan against payment of the consideration calculated as set forth in the Plan and in the Prospectus (or contributed to the Charitable Foundation as it relates to the Foundation Shares), will be duly and validly issued, fully paid and non-assessable, except for Shares purchased by the ESOP with funds borrowed from the Association to the extent that payment therefor in cash has not been received by the Association; except to the extent that subscription rights and priorities pursuant thereto exist pursuant to the Plan, no preemptive rights exist with respect to the Shares and the Foundation Shares; and the terms and provisions of the Common Stock conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus. Upon the issuance of the Shares and the Foundation Shares, good title to the Shares and the Foundation Shares will be transferred from the Company to the purchasers thereof against payment therefor (or contributed to the Charitable Foundation as it relates to the Foundation Shares) as set forth in the Plan and the Prospectus.

(xxviii)	No approval of any regulatory or supervisory or other public authority is required in connection with the execution and delivery by the Primary Parties of this Agreement or the sale and issuance of the Shares and the issuance of the Foundation Shares, except for the approval of the OTS and the SEC, and any necessary qualification, notification, registration or exemption under the securities or blue sky laws of the various states in which the Shares are to be offered, and except as may be required under the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and/or The Nasdaq Capital Market.

(xxix)	Cherry, Bakaert & Holland, L.L.P., which has certified the audited financial statements and schedules of the Association included in the Registration Statement, the General Disclosure Package and the Prospectus and the Reorganization Applications, has advised the Company, the Association and the MHC in writing that they are, with respect to the Company, the Association and the MHC, independent public accountants within the meaning of Rule 3520 of the Public Company Accounting Oversight Board and within the meaning of the applicable regulations of the SEC and the OTS.

(xxx)	McAuliffe Financial, LLC which has prepared the Association’s independent valuation, dated as of September 3, 2010, (as updated, amended or supplemented, if so updated, amended or supplemented) (the “Appraisal”), described in the Prospectus has advised the Company, the Association and the MHC in writing that they are, independent of the Association, the Company and the MHC within the meaning of the Reorganization Regulations including, but not limited to, OTS appraisal review requirements outlined in Title 12, Part 563b.200(b) of the Code of Federal Regulations and, to the knowledge of the Association, the Company and the MHC is experienced and expert in the valuation and the appraisal of business entities, including savings institutions, and the Association, the Company and the MHC believe that McAuliffe Financial, LLC has prepared the pricing information set forth in the Prospectus in accordance with the requirements of the Reorganization Regulations. McAuliffe Financial, LLC has advised the Association in writing that it satisfies all requirements for an appraiser set forth in the Reorganization Regulations and any interpretations or guidelines issued by the OTS or its staff with respect thereto.

(xxxi)

The Association, the Company and the MHC have timely filed or extended all required federal, state and local tax returns or have obtained extensions of time from the relevant taxing authority for filing any return which has not been filed

(and such extension of time has not expired); the Company, the Association and the MHC have paid all taxes that have become due and payable in respect of such returns, except where permitted to be extended, have made adequate reserves for similar future tax liabilities and no deficiency has been asserted with respect thereto by any taxing authority.

(xxxii)	Each of the Association, the Company and the MHC is and/or will be, as the case may be, in compliance in all material respects with the applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the regulations and rules thereunder.

(xxxiii)	To the knowledge of the Association, the Company and the MHC, with the exception of the loan by the Company to the ESOP to purchase securities in an amount up to 3.92% of the securities sold in the Reorganization, none of the Association, the Company, the MHC or any of their respective employees has made any payment of funds of the Association, the Company or the MHC as a loan for the purchase of the Shares or made any other payment of funds prohibited by law, and no funds have been set aside to be used for any payment prohibited by law.

(xxxiv)	None of the Company, the Association or the MHC has: (i) issued any securities within the last 18 months (except for notes to evidence Association loans or other liabilities in the ordinary course of business or as described in the Prospectus); (ii) had any material dealings within the 12 months prior to the date hereof with any member of the FINRA, or any person related to or associated with such member, other than discussions and meetings relating to the proposed Offering and routine purchases and sales of United States government and agency and other securities in the ordinary course of business; (iii) entered into a financial or management consulting agreement except as contemplated hereunder or as filed as an exhibit to the Registration Statement; and (iv) engaged any intermediary between the Agent and the Company, the Association and the MHC in connection with the Offering, and no person is being compensated in any manner for such service. Appropriate arrangements have been made for placing the funds received from subscriptions for Shares in a special interest-bearing account with the Association or another insured depository institution until all Shares are sold and paid for, with provision for refund to the purchasers in the event that the Reorganization and Offering is not completed for whatever reason or for delivery to the Company if all Shares are sold.

(xxxv)	None of the Primary Parties have relied upon the Agent or its legal counsel or other advisors to the Agent for any legal, tax or accounting advice in connection with the Reorganization or the Offering.

(xxxvi)	None of the Primary Parties are, and upon issuance and sale of the Shares as herein contemplated and the application of net proceeds therefrom as described in the General Disclosure Package and the Prospectus will be, required to be registered under the Investment Company Act of 1940, as amended.

(xxxvii)	The records used to determine the identity of Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are accurate and complete in all material respects.

(xxxviii)	The records used to determine the number of Member proxy votes are accurate and complete in all material respects.

(xxxix)	Any certificates signed by an officer of the Company, the Association or the MHC pursuant to the conditions of this Agreement and delivered to the Agent or their counsel that refers to this Agreement shall be deemed to be a representation and warranty by the Company, the Association or the MHC to the Agent as to the matters covered thereby with the same effect as if such representation and warranty were set forth herein.

(xl)	Neither the Association, the Company or the MHC nor any properties owned or operated by the Association, the Company or the MHC, is in violation of or liable under any Environmental Law (as defined below), except for such violations or liabilities that, individually or in the aggregate, would not have a Material Adverse Effect. There are no actions, suits or proceedings, or demands, claims, notices or investigations (including, without limitation, notices, demand letters or requests for information from any environmental agency) instituted or pending or, to the knowledge of the Association, the Company or the MHC, threatened relating to the liability of any property owned or operated by the Association, the Company or the MHC under any Environmental Law. For purposes of this subsection, the term “Environmental Law” means any federal, state, local or foreign law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any regulatory authority relating to (A) the protection, preservation or restoration of the environment (including, without limitation, air, water, vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (B) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, whether by type or by quantity, including any material containing any such substance as a component.

(xli)

The Company and the Association maintain a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization, and (D) the recorded accounts or assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. As of the first report filed with the SEC pursuant to the 1934 Act, the books, records and accounts and systems of internal accounting control of the Company and its subsidiaries will comply in all material respects with the requirements of Section 13(b)(2) of the 1934 Act.

(xlii)	The Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15(e) and 15d-15(e) under the 1934 Act). Such disclosure controls and procedures (A) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities to allow timely decisions regarding disclosures and (B) are effective to perform the functions for which they were established. The Company’s auditors and the Audit Committee of the board of directors of the Company have been advised of (1) any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize, and report financial data and (2) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal control over financial reporting. Since June 30, 2010, there have been no changes in internal control over financial reporting that have materially affected, or are reasonably likely to materially affect the Company’s internal control over financial reporting.

(xliii)	All of the loans represented as assets of the Association in the General Disclosure Package and the Prospectus meet or are exempt from all requirements of federal, state and local law pertaining to lending, including, without limitation, truth in lending (including the requirements of Regulation Z and 12 C.F.R. Part 226), real estate settlement procedures, consumer credit protection, equal credit opportunity and all disclosure laws applicable to such loans, except for violations which, if asserted, would not have a Material Adverse Effect.

(xliv)	The statistical and market related data contained in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources which the Primary Parties reasonably believe are reliable and accurate.

(xlv)	To the Association’s and the Company’s knowledge, there are no affiliations or associations between any member of FINRA and any of the Association’s and the Company’s officers, directors or 5% or greater securityholders, except as set forth in the Registration Statement and the Prospectus.

(xlvi)	The Association, the Company and the MHC have taken all actions necessary to obtain at Closing a Blue Sky Memorandum from Luse Gorman Pomerenk & Schick, P.C.

(xlvii)	As of the date hereof, the charters of the Company and the MHC have been filed with the OTS, but neither charter is effective or otherwise in force.

(b) The Agent represents and warrants to each of the Association, the Company and the MHC that:

(i)	The Agent is a corporation validly existing in good standing under the laws of the State of California and licensed to conduct business in the State of South Carolina and all states in which the Common Stock will be offered for sale with full power and authority to provide the services to be furnished to the Company and the Association hereunder.

(ii)	The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of the Agent, and this Agreement has been duly and validly executed and delivered by the Agent and is a legal, valid and binding agreement of the Agent, enforceable in accordance with its terms (except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights generally, or by general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law, and except to the extent, if any, that the provisions of Sections 8 and 9 hereof may, with respect to the Agent, be unenforceable as against public policy).

(iii)	Each of the Agent and its employees, agents and representatives who shall perform any of the services hereunder shall be duly authorized and empowered, and shall have all licenses, approvals and permits necessary to perform such services; and the Agent is a registered selling agent in each of the jurisdictions in which the Shares are to be offered by the Company in reliance upon the Agent as a registered selling agent as set forth in the blue sky memorandum prepared with respect to the Offering.

(iv)	The execution and delivery of this Agreement by the Agent, the consummation of the transactions contemplated hereby and compliance with the terms and provisions hereof will not conflict with, or result in a breach of, any of the terms, provisions or conditions of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, the Certificate of Incorporation or Bylaws of the Agent or any material agreement, indenture or other instrument to which the Agent is a party or by which it or its property is bound.

(v)	No approval of any regulatory or supervisory or other public authority is required in connection with the Agent’s execution and delivery of this Agreement, except as may have been received.

(vi)	There is no suit or proceeding or charge or action before or by any court, regulatory authority or government agency or body or, to the knowledge of the Agent, pending or threatened, which might materially adversely affect the Agent’s performance of this Agreement.

(vii)	Any funds received in the Offerings by the Agent will be handled by the Agent in accordance with Rule 15c2-4 under the 1934 Act, and any other laws, regulations, decisions or orders (including SEC “no-action” letters) to the extent applicable.

Section 5. Covenants of the Association, the Company and the MHC. The Association, the Company and the MHC hereby jointly and severally covenant with the Agent as follows:

(a) The Company will not file any amendment or supplement to the Registration Statement without providing the Agent and its counsel an opportunity to review such amendment or supplement or file any amendment or supplement to which amendment or supplement the Agent or its counsel shall reasonably object. The Company will furnish promptly to the Agent and its counsel copies of all correspondence with the SEC with respect to the Registration Statement and the Company’s responses thereto.

(b) The Association, the Company and the MHC will not file any amendment or supplement to the Reorganization Applications without providing the Agent and its counsel an opportunity to review such amendment or supplement or file any amendment or supplement to which amendment or supplement the Agent or its counsel shall reasonably object.

(c) If at any time following issuance of an Issuer Represented Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Represented Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at the subsequent time, not misleading, the Company has notified or will notify promptly the Agent so that any use of such Issuer Represented Free Writing Prospectus may cease until it is amended or supplemented and the Company has promptly amended or will promptly amend or supplement such Issuer Represented Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission; provided, however, that this covenant shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Association, the Company or the MHC by the Agent expressly for use therein.

(d) The Company and the Association represent and agree that, unless it obtains the prior consent of the Agent, which prior written consent shall not be unreasonably withheld, and the Agent represents and agrees that, unless it obtains the prior consent of the Company or the Association, which prior written consent shall not be unreasonably withheld, it has not made and will not make any offer relating to the offered Shares that would constitute an “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations, or that would constitute a “free writing prospectus,” as defined in Rule 405 of the 1933 Act Regulations, required to be filed with the SEC. Any such free writing prospectus consented to by the Association, the Company and the Agent is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Association and the Company represent that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations, and has complied and will comply with the requirements of Rule 433 of the 1933 Act Regulations applicable to any Permitted Free Writing Prospectus, including timely SEC filing where required, legending and record keeping. The Association and the Company need not treat any communication as a free writing prospectus if it is exempt from the definition of prospectus pursuant to clause (a) of Section 2(a)(10) of the 1933 Act without regard to Rules 172 or 173 of the 1933 Act Regulations.

(e) The Association, the Company and the MHC will use their best efforts to cause any post-effective amendment to the Registration Statement to be declared effective by the SEC and any post-approval amendment to the Reorganization Applications to be approved by the OTS and will immediately upon receipt of any information concerning the events listed below notify the Agent: (i) when the Registration Statement, as amended or supplemented, has become effective; (ii) when the Reorganization Applications, as amended or supplemented, have been approved by the OTS; (iii) when the Association or the Company receives any comments from the OTS, the SEC, or any other Governmental Entity with respect to the Reorganization, the Offering or the transactions contemplated by this Agreement; (iv) when the OTS, the SEC, or any other Governmental Entity requests any amendment or supplement to the Registration Statement, the Reorganization Applications or any additional information; (v) the issuance by the OTS, the SEC, or any other Governmental Entity of any order or other action suspending the Offering or the use of the Registration Statement, the General Disclosure Package or the Prospectus or any other filing of the Association, the Company or the MHC under the Reorganization Regulations, or other applicable law, or the threat of any such action; (vi) the issuance by the OTS, the SEC, or any authority of any stop order suspending the effectiveness of the Registration Statement or of the initiation or threat of initiation or threat of any proceedings for that purpose; or (vii) the occurrence of any event mentioned in paragraph (i) below. The Association, the Company and the MHC will make every reasonable effort (A) to prevent the issuance by the OTS, the SEC or any other regulatory authority of any such order and, (B) if any such order shall at any time be issued to obtain the lifting thereof at the earliest possible time.

(f) The Primary Parties will deliver to the Agent and to its counsel two conformed copies of the Registration Statement and the Reorganization Applications, as originally filed and of each amendment or supplement thereto, including all exhibits.

(g) The Primary Parties will furnish to the Agent, from time to time during the period when the Prospectus (or any later prospectus related to this Offering) is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of such Prospectus (as amended or supplemented) as the Agent may reasonably request for the purposes contemplated by the 1933 Act, the 1933 Act Regulations, the 1934 Act, and the 1934 Act Regulations. The Company authorizes the Agent to use the Prospectus (as amended or supplemented, if amended or supplemented) in any lawful manner contemplated by the Plan in connection with the sale of the Shares by the Agent.

(h) The Association, the Company and the MHC will comply with any and all material terms, conditions, requirements and provisions with respect to the Reorganization, the Offering and the transactions contemplated thereby imposed by the OTS, SEC or the Reorganization

Regulations, and by the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations to be complied with prior to or subsequent to the Closing Date and when the Prospectus is required to be delivered, and during such time period, the Association, the Company and the MHC will comply, at their own expense, with all material requirements imposed upon them by the OTS, the SEC or the Reorganization Regulations, and by the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations, including, without limitation, Rule 10b-5 under the 1934 Act, in each case as from time to time in force, so far as necessary to permit the continuance of sales or dealing in the Common Stock during such period in accordance with the provisions hereof and the Prospectus.

(i) If any event relating to or affecting the Association, the Company or the MHC shall occur, as a result of which it is necessary or appropriate, in the opinion of counsel of the Association, the Company or the MHC or in the reasonable opinion of the Agent’s counsel, to amend or supplement the Registration Statement or Prospectus in order to make the Registration Statement or Prospectus not misleading in light of the circumstances existing at the time the Prospectus is delivered, the Association, Company, and the MHC will at their own expense, prepare and file with the OTS and the SEC and furnish to the Agent a reasonable number of copies of an amendment or amendments of, or a supplement or supplements to, the Registration Statement or Prospectus (in form and substance reasonably satisfactory to the Agent and its counsel after a reasonable time for review) which will amend or supplement the Registration Statement or Prospectus so that as amended or supplemented it will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading. For the purpose of this Agreement, the Association, the Company and the MHC each will timely furnish to the Agent such information with respect to itself as the Agent may from time to time reasonably request.

(j) The Association, the Company and the MHC will take all necessary actions in cooperating with the Agent and furnish to whomever the Agent may direct such information as may be required to qualify or register the Shares for offering and sale by the Company or to exempt such Shares from registration, or to exempt the Company as a broker-dealer and its officers, directors and employees as broker-dealers or agents under the applicable securities or blue sky laws of such jurisdictions in which the Shares are required under the Reorganization Regulations to be sold or as the Agent and the Association, the Company and the MHC may reasonably agree upon; provided, however, that the Company shall not be obligated to file any general consent to service of process, to qualify to do business in any jurisdiction in which it is not so qualified, or to register its directors or officers as brokers, dealers, salesmen or agents in any jurisdiction. In each jurisdiction where any of the Shares shall have been qualified or registered as above provided, the Company will make and file such statements and reports in each fiscal period as are or may be required by the laws of such jurisdiction.

(k) The Company and the Association will not sell or issue, contract to sell or otherwise dispose of, for a period of 90 days after the Closing Date, without the Agent’s prior written consent, any of their capital stock, other than in connection with any plan or arrangement described in the Prospectus.

(l) The Company will register its Common Stock under Section 12(b) of the 1934 Act during the Offering and shall request that such registration be effective prior to or upon completion of the Reorganization. The Company shall maintain the effectiveness of such registration for not less than three years or such shorter period as may be required by applicable law.

(m) During the period during which the Common Stock are registered under the 1934 Act or for three (3) years from the date hereof, whichever period is greater, the Company will furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report of the Company in accordance with the 1934 Act Regulations (including a consolidated balance sheet and statements of consolidated income, shareholders’ equity and cash flows of the Company and its subsidiaries as at the end of and for such year, certified by independent public accountants in accordance with Regulation S-X under the 1933 Act and the 1934 Act).

(n) During the period of three years from the date hereof, the Company will furnish to the Agent: (i) as soon as practicable after such information is publicly available, a copy of each report of the Company furnished to or filed with the SEC under the 1934 Act or any national securities exchange or system on which any class of securities of the Company is listed or quoted (including, but not limited to, reports on Forms 10-K, 10-Q and 8-K and all proxy statements and annual reports to stockholders); provided, however that for purposes of this requirement, documents filed electronically on the SEC’s Electronic Data Gathering, Analysis and Retrieval (EDGAR) System shall be deemed to be delivered to the Agent upon filing with the SEC, (ii) a copy of each other non-confidential report of the Company mailed to its shareholders or filed with the OTS, the SEC or any other supervisory or regulatory authority or any national securities exchange or system on which any class of securities of the Company is listed or quoted, each press release and material news items and additional documents and information with respect to the Company or the Association as the Agent may reasonably request; and (iii) from time to time, such other nonconfidential information concerning the Association, the Company or the MHC as the Agent may reasonably request.

(o) The Association, Company and the MHC will use the net proceeds from the sale of the Shares in the manner set forth in the Prospectus under the caption “How We Intend to Use the Proceeds From the Offering.”

(p) Other than as permitted by the Reorganization Regulations, HOLA, the 1933 Act, the 1933 Act Regulations and the rules and regulations and the laws of any state in which the Shares are registered or qualified for sale or exempt from registration, none of the Association, the Company or the MHC will distribute any prospectus, offering circular or other offering material in connection with the offer and sale of the Shares.

(q) The Company will use its best efforts to cooperate with the Agent to effect the trading of the Shares on The Nasdaq Capital Market on the Closing Date or as soon as practicable thereafter.

(r) The Association will maintain appropriate arrangements for depositing all funds received from persons mailing subscriptions for or orders to purchase Shares in the Offering on an interest-bearing basis at the rate described in the Prospectus until the Closing Date and satisfaction of all conditions precedent to the release of the Company’s or Association’s obligation to refund payments received from persons subscribing for or ordering Shares in the Offering in accordance with the Plan and as described in the Prospectus or until refunds of such funds have been made to the persons entitled thereto or withdrawal authorizations canceled in accordance with the Plan and as described in the Prospectus. The Association will maintain such records of all funds received to permit the funds of each subscriber to be separately insured by the FDIC (to the maximum extent allowable) and to enable the Association to make the appropriate refunds of such funds in the event that such refunds are required to be made in accordance with the Plan and as described in the Prospectus.

(s) The Company will take all necessary action to timely register as a savings and loan holding company under HOLA.

(t) The Company and the Association will take such actions and furnish such information as are reasonably requested by the Agent in order for the Agent to ensure compliance with the FINRA Rule 5110 and all related rules.

(u) None of the Association, the Company or the MHC will amend the Plan without notifying the Agent and the Agent’s counsel prior thereto prior thereto.

(v) The Company shall assist the Agent, if necessary, in connection with the allocation of the Shares in the event of an oversubscription and shall provide the Agent with any information necessary to assist the Company in allocating the Shares in such event and such information shall be accurate and reliable in all material respects.

(w) Prior to the Closing Date, the Association, the Company and the MHC will inform the Agent of any event or circumstances of which it is aware as a result of which the Registration Statement, the General Disclosure Package, and/or Prospectus, as then amended or supplemented, would contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading.

(x) Subsequent to the date the Registration Statement is declared effective by the SEC and prior to the Closing Date, except as otherwise may be indicated or contemplated therein or set forth in an amendment or supplement thereto, none of the Association, the Company or the MHC will have: (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, except borrowings from the same or similar sources indicated in the Prospectus in the ordinary course of its business, or (ii) entered into any transaction which is material in light of the business and properties of the Association, the Company and the MHC, taken as a whole.

(y) Until the Closing Date, the Association, the Company and the MHC will conduct their businesses in compliance in all material respects with all applicable federal and state laws, rules, regulations, decisions, directives and orders, including all decisions, directives and orders of the SEC, the FDIC and the OTS.

(z) The Association, the Company and the MHC shall comply in all material respects with any and all terms, conditions, requirements and provisions with respect to the Reorganization and the Offering and the transactions contemplated thereby imposed by the

OTS, the Reorganization Regulations, the SEC, the 1933 Act and the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations to be complied with subsequent to the Closing Date. The Company will comply with all provisions of all undertakings contained in the Registration Statement.

(aa) The facts and representations provided to Luse Gorman Pomerenk & Schick, P.C. by the Association and the Company and upon which Luse Gorman Pomerenk & Schick, P.C. will base its opinion under Section 7(c)(1) hereof are and will be truthful, accurate and complete.

(bb) The Company is in compliance with the provisions of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”) and the rules and regulations of the SEC thereunder applicable to it and will comply with those provisions of the Sarbanes-Oxley Act that will become effective in the future upon their effectiveness; except where the failure to so comply would not, individually or in the aggregate, have a Material Adverse Effect.

(cc) The Primary Parties will also comply with any conditions imposed by the OTS in connection with the establishment, funding and operation of the Charitable Foundation and will use their best efforts to ensure that the Charitable Foundation submits within the time frames required by applicable law a request to the Internal Revenue Service to be recognized as a tax-exempt organization under Section 501(c)(3) of the Internal Revenue Code; the Primary Parties will take no action which will result in the possible loss of the Charitable Foundation’s tax exempt status.

Section 6. Payment of Expenses. Whether or not the Reorganization is completed or the Offering is consummated, the Primary Parties jointly and severally agree to pay or reimburse the Agent for: (a) all filing fees in connection with all filings related to the Offering with the FINRA; (b) any stock issue or transfer taxes which may be payable with respect to the sale of the Shares; (c) all reasonable expenses of the Reorganization, including but not limited to the Association’s, the Company’s and the MHC’s and the Agent’s attorneys’ fees and expenses (subject to Section 2(d) of this Agreement), blue sky fees, transfer agent, registrar and other agent charges, fees relating to auditing and accounting or other advisors and costs of printing all documents necessary in connection with the Reorganization. In the event the Company is unable to sell a minimum of 1,364,400 Shares or the Reorganization is terminated or otherwise abandoned, the Association, the Company and the MHC shall promptly reimburse the Agent in accordance with Section 2(d) hereof.

Section 7. Conditions to the Agent’s Obligations. The obligations of the Agent hereunder are subject, to the extent not waived in writing by the Agent, to the condition that all representations and warranties of the Association, the Company and the MHC herein are, at and as of the commencement of the Offering and at and as of the Closing Date, true and correct in all material respects, the condition that the Association, the Company and the MHC shall have performed in all material respects all of their obligations hereunder to be performed on or before such dates, and to the following further conditions:

(a) At the Closing Date, the Association, the Company and the MHC shall have conducted the Reorganization in all material respects in accordance with the Plan, the

Reorganization Regulations and all other applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Reorganization imposed upon them by the OTS, the SEC or any other Governmental Authority.

(b) The Registration Statement shall have been declared effective by the SEC and the Reorganization Applications approved by the OTS not later than 5:30 p.m. on the date of this Agreement, or with the Agent’s consent at a later time and date; and at the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the SEC or any state authority, and no order or other action suspending the authorization of the Prospectus or the consummation of the Reorganization or the Offering shall have been issued or proceedings therefor initiated or, to the Association’s, the Company’s and the MHC’s knowledge, threatened by the OTS, the SEC or any other governmental authority.

(c) At the Closing Date, the Agent shall have received:

(i)	The favorable opinion, dated as of the Closing Date and addressed to the Agent and for its benefit, of Luse Gorman Pomerenk & Schick, P.C., special counsel for the Association, the Company and the MHC, in form and substance to the effect that:

1.	The Company and the MHC have been duly incorporated and are validly existing in good standing as corporations under the laws of the United States.

2.	The Company and the MHC have the corporate power and authority to own, lease and operate their properties and to conduct their business as described in the Registration Statement, the General Disclosure Package and the Prospectus.

3.	The Association is duly incorporated and is a validly existing federally-chartered stock savings association, duly authorized and with corporate power to conduct its business and own its property as described in the Registration Statement, the General Disclosure Package and the Prospectus. The activities of the Association, the Company and the MHC prior to or following the Reorganization as described in the Registration Statement, General Disclosure Package and the Prospectus are permitted by the rules, regulations and practices of the OTS. When issued in accordance with the Plan, all of the capital stock of the Association to be outstanding upon completion of the Reorganization will be duly authorized and will be validly issued, fully paid and non-assessable and will be owned by the Company, to such counsel’s knowledge, free and clear of any liens, encumbrances, claims or other restrictions.

4.	The Association is a member in good standing of the FHLB-Atlanta. The deposit accounts of the Association are insured by the FDIC up to the maximum amount allowed under law and to such counsel’s knowledge, no proceedings for the termination or revocation of such insurance are pending or threatened.

5.	Immediately following the consummation of the Offering, the issued and outstanding Common Stock of the Company will be within the range set forth in the General Disclosure Package and the Prospectus under the caption “Capitalization,” no Common Stock has been issued prior to the Closing Date; the Shares subscribed for pursuant to the Offering have been duly authorized for issuance, and when issued and delivered by the Company pursuant to the Plan against payment of the consideration calculated as set forth in the Plan and the Prospectus, will be duly and validly issued and fully paid and non-assessable, except for Shares purchased by the Tax-Qualified Employee Stock Benefit Plan with funds borrowed from the Company to the extent payment therefor in cash has not been received by the Company. The issuance of the Shares is not subject to preemptive rights (except for subscription rights as set forth in the Plan), and the terms and provisions of the Common Stock conform in all material respects to the description thereof contained in the General Disclosure Package and the Prospectus. Upon the issuance of the Shares, good title to the Shares will be transferred from the Company to the purchasers thereof against payment therefor, subject to such claims as may be asserted against the purchasers thereof by third-party claimants. The Shares will not, when issued, be subject to any liens, charges, encumbrances or other claims created by the Company or the Association.

6.	The Association, the Company and the MHC have full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and by the Plan. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Association, the Company and the MHC and this Agreement is a valid and binding obligation of the Association, the Company and the MHC, enforceable against the Association, the Company and the MHC in accordance with its terms, except as the Association enforceability thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, conservatorship, receivership or other similar laws now or hereafter in effect relating to or affecting the enforcement of creditors’ rights generally or rights of creditors of federally chartered savings institutions or savings and loan holding companies, (ii) general equitable principles, (iii) laws relating to the safety and soundness of insured depository institutions, and (iv) applicable law or public policy with respect to the indemnification and/or contribution provisions contained herein, including without limitation the provisions of Sections 23A and 23B of the Federal Reserve Act and except that no opinion need be expressed as to the effect or availability of equitable remedies or injunctive relief (regardless of whether such enforceability is considered in a proceeding in equity or at law).

7.	All corporate acts and other proceedings required to be taken by or on the part of the Association, the Company and the MHC to adopt and approve the Plan and to consummate the transactions contemplated by the Plan and this Agreement, have been properly taken, including approval by the Association’s members and duly adopted by the required vote of the directors of the Association, the Company and the MHC.

8.	The Reorganization Applications have been approved by OTS, and the Prospectus and Members’ Proxy Statement have been authorized for use by the OTS, and no action has been taken and none is pending, or to such counsel’s knowledge, is threatened to revoke any such authorization or approval.

9.	Subject to the satisfaction of the conditions to the OTS’ approval of the Reorganization, no further approval, registration, authorization, consent or other order of any federal or state regulatory agency, administration or other governmental board or body is required in connection with the execution and delivery of this Agreement, the issuance of the Shares and the Foundation Shares and the consummation of the Reorganization, except as may be required under the securities or blue sky laws of various jurisdictions (as to which no opinion need be rendered) and except as may be required under the rules and regulations of the FINRA and/or The Nasdaq Capital Market (as to which no opinion need be rendered).

10.	The Registration Statement is effective under the 1933 Act; and, to counsel’s knowledge, any required filing of the Prospectus and any Permitted Free Writing Prospectus pursuant to Rule 424(b) or Rule 433 has been made within the time period required by Rule 424(b) or Rule 433; no stop order suspending the effectiveness has been issued under the 1933 Act or proceedings therefor initiated or, to such counsel’s knowledge, threatened by the SEC.

11.	At the time the Reorganization Applications, including the Plan, the Prospectus and Members’ Proxy Statement contained therein, were approved by the OTS, the Reorganization Applications, including the Plan, the Prospectus and Members’ Proxy Statement contained therein, complied as to form in all material respects with the requirements of the Reorganization Regulations, the 1934 Act Regulations, federal law and all applicable rules and regulations promulgated thereunder (other than the financial statements, the notes thereto, and other tabular, financial, statistical and appraisal data included therein, as to which no opinion need be rendered).

12.

At the time that the Registration Statement became effective, (i) the Registration Statement (as amended or supplemented, if so amended or supplemented) (other than compliance with applicable technical standards regarding electronic format or with regard to the financial statements, the notes thereto, and other tabular, financial, statistical and appraisal data included therein, as to which no opinion need be rendered), complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, and (ii) the Prospectus (other than the financial statements, the notes thereto, and other tabular, financial, statistical and appraisal data included therein, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations and the Reorganization Regulations.

13.	The terms and provisions of the Common Stock of the Company conform, in all material respects, to the description thereof contained in the Registration Statement, the General Disclosure Package and Prospectus, and the form of certificate used to evidence the Common Stock complies with applicable federal laws.

14.	To such counsel’s knowledge, there are no legal or governmental proceedings pending or threatened (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the offer, sale or issuance of the Shares, (iii) seeking to prevent the issuance of the Foundation Shares, or (iv) which are required to be disclosed in the Registration Statement and Prospectus, other than those disclosed therein.

15.	None of the Association, the Company or the MHC are required to be registered as an investment company under the Investment Company Act of 1940, as amended.

16.	To such counsel’s knowledge, none of the Association, the Company or the MHC is in violation of any directive from the OTS or the FDIC to make any material change in the method of conducting its respective business.

17.	To such counsel’s knowledge, there are no material contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Reorganization Applications, the Registration Statement, the General Disclosure Package or the Prospectus or required to be filed as exhibits thereto other than those described or referred to therein or filed as exhibits thereto in the Reorganization Applications, the Registration Statement, the General Disclosure Package or the Prospectus. The description in the Reorganization Applications, the Registration Statement and the Prospectus of such documents and exhibits is accurate in all material respects and fairly presents the information required to be shown.

18.	The Plan complies in all material respects with all applicable laws, rules, regulations, decisions and orders including, but not limited to, the Reorganization Regulations; and, to such counsel’s knowledge, no person has sought to obtain regulatory or judicial review of the final action of the OTS approving the Plan, the Reorganization Applications, the Holding Company Application or the Prospectus.

19.	To such counsel’s knowledge, none of the Association, the Company or the MHC is in violation of its charter and bylaws, or in default or violation of any agreement or instrument filed as an exhibit to the Registration Statement; the execution and delivery of this Agreement, the incurrence of the obligations herein set forth and the consummation of the transactions contemplated herein do not (a) to such counsel’s knowledge, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Association, the Company or the MHC pursuant to any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Association, the Company or the MHC is a party that is filed as an exhibit to the Registration Statement, (b) result in any violation of the provisions of the Articles of Incorporation or Bylaws of the Company or the Charter or the Bylaws of the Association, or (c) result in any material violation of any applicable federal or state law, act, regulation (except that no opinion with respect to the securities and blue sky laws of various jurisdictions or the rules or regulations of the FINRA and/or The Nasdaq Capital Market need be rendered) or order or court order, writ, injunction or decree.

20.	The Association’s, the Company’s and the MHC’s Charter and Bylaws each comply in all material respects with the laws of the United States, including the rules and regulations of the OTS except as may have been waived by the OTS.

21.

The information in the Prospectus under the captions “Our Policy Regarding Dividends,” “Supervision and Regulation,” “Federal, State and Local Taxation,” “The Reorganization and the Offering,” “Restrictions on the Acquisition of Oconee Federal Financial Corp. and Oconee Federal Savings and Loan Association,” “Oconee Federal Charitable Foundation” and “Description of Capital Stock of Oconee Federal Financial Corp.” to the extent that such information constitutes matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, has been reviewed by such counsel and is correct in all material respects. The description of the Reorganization process in the Prospectus under the caption “The Reorganization and the Offering” to the extent that such information constitutes matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, has been reviewed by such counsel and fairly describes such process in all material respects. The descriptions in the Prospectus of statutes or regulations are accurate summaries and fairly present in all material respects the information required to be shown. The information under the caption “The Reorganization and the Offering – Tax Effects of the Reorganization” and “Oconee Federal Charitable Foundation – Tax Considerations” has been reviewed by such counsel and by Cherry Bakaert & Holland, L.L.P. and fairly describes the opinions rendered by such counsel and by Cherry Bakaert & Holland, L.L.P. to the Association, the Company and the MHC with respect to such matters.

In giving such opinion, such counsel may rely as to all matters of fact on certificates of officers or directors of the Primary Parties and certificates of public officials. Such counsel’s opinion shall be limited to matters governed by federal laws. For purposes of such opinion, no proceedings shall be deemed to be pending, no order or stop order shall be deemed to be issued, and no action shall be deemed to be instituted unless, in each case, a director or executive officer of any of the Primary Parties shall have received a copy of such proceedings, order, stop order or action. In addition, such opinion may be limited to present statutes, regulations and judicial interpretations and to facts as they presently exist; in rendering such opinion, such counsel need assume no obligation to revise or supplement it should the present laws be changed by legislative or regulatory action, judicial decision or otherwise; and such counsel need express no view, opinion or belief with respect to whether any proposed or pending legislation, if enacted, or any proposed or pending regulations or policy statements issued by any regulatory agency, whether or not promulgated pursuant to any such legislation, would affect the validity of the Reorganization or the Offering or any aspect thereof. Such counsel may assume that any agreement is the valid and binding obligation of any parties to such agreement other than each of the Association, the Company or the MHC.

In addition, such counsel shall state in a separate letter that during the preparation of the Reorganization Applications, the Registration Statement, the General Disclosure Package, the Prospectus and the Members’ Proxy Statement, they participated in conferences with certain officers of, the independent public and internal accountants for, and other representatives of, the Association, the Company and the MHC, at which conferences the contents of the Reorganization Applications, the Registration Statement, the General Disclosure Package, the Prospectus and the Members’ Proxy Statement, and related matters were discussed and, while such counsel have not confirmed the accuracy or completeness of or otherwise verified the factual information contained in the Reorganization Applications, the Registration Statement, the General Disclosure Package, the Prospectus or the Members’ Proxy Statement, and do not assume any responsibility for such information, based upon such conferences and a review of documents deemed relevant for the purpose of rendering their opinion (relying as to materiality as to factual matters on certificates of officers and other factual representations by the Association, the Company and the MHC), nothing has come to their attention that would lead them to believe that: (i) the Registration Statement, or any amendment or supplement thereto (other than the financial statements, the notes thereto, and other tabular, financial, statistical and appraisal data included therein as to which no view need be rendered), at the time such Registration Statement or any such amendment became effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, not misleading; (ii) the Reorganization Applications, the Prospectus, the Members’ Proxy Statement, or any amendment or supplement thereto (other than the financial statements, the notes thereto, and other tabular, financial, statistical and appraisal data included therein as to which no view need be rendered) at the time such Prospectus was issued, at the time any such amendment or supplement was issued or at the Closing Date, included an untrue statement of material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) the General Disclosure Package, as of the Applicable Time and as of the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d) A Blue Sky Memorandum from Luse Gorman Pomerenk & Schick, P.C. relating to the Offering, including Agent’s participation therein, should be furnished to Agent with a copy thereof addressed to Agent or upon which Luse Gorman Pomerenk & Schick, P.C. shall state Agent may rely. The Blue Sky Memorandum will relate to the necessity of obtaining or confirming exemptions, qualifications or the registration of the Shares under applicable state securities law.

(e) At the Closing Date, the Agent shall receive a certificate of the Chief Executive Officer and the Chief Financial Officer of each of the Association, the Company and the MHC in form and substance reasonably satisfactory to the Agent’s counsel, dated as of such Closing Date, to the effect that: (i) they have carefully reviewed the Registration Statement, the General Disclosure Package, the Prospectus and the Members’ Proxy Statement and, in their opinion, at the time the Prospectus and the Members’ Proxy Statement became authorized for final use, the Prospectus and the Members’ Proxy Statement did not, and at the Applicable Time the Prospectus did not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) since the date the Registration Statement was declared effective and the Prospectus was authorized for use, no event has occurred which should have been set forth in an amendment or supplement to the Registration Statement or the Prospectus which has not been so set forth, including specifically, but without limitation, any material adverse change in the condition, financial or otherwise, or in the earnings, capital, properties or business of the Association, the Company or the MHC considered as one enterprise; (iii) since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, there has been no material adverse change in the condition, financial or otherwise, or in the earnings, capital or properties of the Association, the Company or the MHC considered as one enterprise, whether or not arising in the ordinary course of business; (iv) the representations and warranties in Section 4 are true and correct with the same force and effect as though expressly made at and as of the Closing Date; (v) the Association, the Company and the MHC have complied in all material respects with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Date and will comply in all material respects with all obligations to be satisfied by them after the Closing Date and the Reorganization; (vi) no stop order suspending the effectiveness of the Registration Statement has been initiated or, to the best knowledge of the Association, the Company or the MHC, threatened by the SEC; (vii) no order suspending the Offering, the Reorganization, the acquisition of all of the outstanding capital stock of the Association by the Company, the effectiveness of the Registration Statement or the authorization for final use of the Prospectus has been issued and no proceedings for that purpose are pending or, to the best knowledge of the Association, the Company or the MHC, threatened by the SEC, or any governmental authority; and (viii) to the best knowledge of the Association, the Company and the MHC, no person has sought to obtain review of the final action of the OTS approving the Plan.

(f) Prior to and at the Closing Date: (i) in the reasonable opinion of the Agent, there shall have been no material adverse change in the financial condition or in the results of operations or business of the Association, the Company or the MHC considered as one enterprise, from that as of the latest dates as of which such condition is set forth in the Registration Statement, the General Disclosure Package and the Prospectus, other than transactions referred to or contemplated therein; (ii) the Association, the Company or the MHC shall not have received from the OTS or FDIC any direction (oral or written) to make any material change in the method of conducting their business with which it has not complied (which direction, if any, shall have been disclosed to the Agent) or which materially and adversely would affect the business, results of operations or financial condition or income of the Association, the Company and the MHC taken as a whole; (iii) none of the Association, the Company or the MHC shall have been in default (nor shall an event have occurred which, with notice or lapse of time or both, would constitute a default) under any provision of any agreement or instrument relating to any outstanding indebtedness; (iv) no action, suit or proceeding, at law or in equity or before or by any federal or state commission, board or other administrative agency, shall be pending or, to the knowledge of the Association, the Company or the MHC, threatened against the Association, the Company or the MHC or affecting any of their properties wherein an unfavorable decision, ruling or finding would materially and adversely affect the business, results of operations, financial condition or income of the Company and the Association taken as a whole; and (v) the Shares shall have been qualified or registered for offering and sale or exempted therefrom under the securities or blue sky laws of the jurisdictions as the Agent shall have reasonably requested and as agreed to by the Association, the Company and the MHC.

(g) Concurrently with the execution of this Agreement, the Agent shall receive a letter from Cherry, Bakaert & Holland, L.L.P. dated as of the date of the Prospectus and addressed to the Agent: (i) confirming that Cherry, Bakaert & Holland, L.L.P. is a firm of independent registered public accountants within the meaning of Rule 3520 of the Public Company Accounting Oversight Board and stating in effect that in their opinion the consolidated financial statements, schedules and related notes of the Company and the Association for each of the three years in the period ended June 30, 2010, included in the Prospectus and/or covered by their opinion included therein, comply as to form in all material respects with the applicable accounting requirements and related published rules and regulations of the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations and the Reorganization Regulations and GAAP consistently applied; (ii) stating in effect that, on the basis of certain agreed upon procedures (but not an audit in accordance with generally accepted auditing principles) consisting of a reading of the latest available unaudited interim financial statements of the Company and the Association prepared by the Company and the Association, a reading of the minutes of the meetings of the boards of directors of the Company and the Association and consultations with officers of the Company and the Association responsible for financial and accounting matters, nothing came to their attention which caused them to believe that: (A) the unaudited financial statements included in the Prospectus are not in conformity with the 1933 Act, the applicable accounting requirements of the OTS and, generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Prospectus; or (B) during the period from the date of the latest unaudited financial statements included in the Prospectus to a specified date not more than three business days prior to the date of the Prospectus, except as has been described in the

Prospectus, there was any material increase in nonperforming loans, special mention loans, or borrowings or other liabilities, other than normal deposit fluctuations, of the Association; or (C) there was any material decrease in the assets, deposits, loan loss allowances, or retained earnings of the Association or any material increase in non-interest expense at the date of such letter as compared with amounts shown in the latest selected or summary balance sheet information included in the Prospectus; and (iii) stating that, in addition to the audit referred to in their opinion included in the Prospectus and the performance of the procedures referred to in clause (ii) of this subsection (g), they have compared with the general accounting records of the Association, which are subject to the internal controls of the Association, the accounting system and other data prepared by the Association, directly from such accounting records, to the extent specified in such letter, such amounts and/or percentages set forth in the Prospectus as the Agent may reasonably request, and they have found such amounts and percentages to be in agreement therewith.

(h) At the Closing Date, the Agent shall receive a letter dated the Closing Date, addressed to the Agent, confirming the statements made by Cherry, Bakaert & Holland, L.L.P., in the letter delivered by it pursuant to subsection (g) of this Section 7, the “specified date” referred to in clause (ii) of subsection (g) to be a date specified in the letter required by this subsection (h) which for purposes of such letter shall not be more than three business days prior to the Closing Date.

(i) At the Closing Date, the Agent shall receive a letter from McAuliffe Financial, LLC, dated the Closing Date and addressed to the Agent (i) confirming that said firm is independent of the Association, the Company and the MHC and is experienced and expert in the area of corporate appraisals within the meaning of the Reorganization Regulations, (ii) stating in effect that the Appraisal prepared by such firm complies in all material respects with the applicable requirements of the Reorganization Regulations, and (iii) further stating that its opinion of the aggregate pro forma market value of the Association, the Company and the MHC expressed in its Appraisal, as most recently updated, remains in effect.

(j) None of the Association, the Company and the MHC shall have sustained since the date of the latest financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Registration Statement, the General Disclosure Package and Prospectus and since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and Prospectus, there shall not have been any change in the long-term debt of the Association, the Company or the MHC other than debt incurred in relation to the purchase of Shares by the Company’s eligible plans, or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Association, the Company or the MHC, otherwise than as set forth or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus, the effect of which, in any such case described above, is in the Agent’s reasonable judgment sufficiently material and adverse as to make it impracticable or inadvisable to proceed with the Offering or the delivery of the Shares on the terms and in the manner contemplated in the Prospectus.

(k) At or prior to the Closing Date, the Agent shall receive: (i) a copy of the letters from the OTS approving the Reorganization Applications and authorizing the use of the Prospectus; (ii) a copy of the order from the SEC declaring the Registration Statement effective and the Exchange Act Registration Statement effective; (iii) a certificate from the OTS evidencing the valid existence of the Association; (iv) a certificate from the FDIC evidencing the Association’s insurance of accounts; (v) a certificate from the FHLB-Atlanta evidencing the Association’s membership in good standing therein; (vi) a certified copy of the Company’s federal charter; (vii) a copy of the Association’s federal stock charter; (viii) a copy of the MHC’s federal charter; and (ix) any other documents that the Agent shall reasonably request.

(l) Subsequent to the date hereof, there shall not have occurred any of the following: (i) a suspension or limitation (other than a temporary suspension or limitation lasting for less than a single trading day) in trading in securities generally on the NYSE, The Nasdaq Stock Market or in the over-the-counter market, or quotations halted generally on The Nasdaq Capital Market, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required by either of such exchanges or the FINRA or by order of the SEC or any other governmental authority; (ii) a general moratorium on the operations of commercial banks, or federal savings and loan associations or a general moratorium on the withdrawal of deposits from commercial banks or federal savings and loan associations declared by federal or state authorities; (iii) the engagement by the United States in hostilities which have resulted in the declaration, on or after the date hereof, of a national emergency or war; or (iv) a material decline in the price of equity or debt securities if the effect of such a declaration or decline, in the Agent’s reasonable judgment, makes it impracticable or inadvisable to proceed with the Offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus.

(m) At or prior to the Closing Date, counsel to the Agent shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the sale of the Shares as herein contemplated and related proceedings or in order to evidence the occurrence or completeness of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company or the Association in connection with the Reorganization and the sale of the Shares as herein contemplated shall be satisfactory in form and substance in the reasonable judgment of the Agent and its counsel.

Section 8. Indemnification.

(a) The Association, the Company and the MHC jointly and severally agree to indemnify and hold harmless the Agent, its officers and directors, employees and agents, and each person, if any, who controls the Agent within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, against any and all loss, liability, claim, damage or expense whatsoever (including, but not limited to, settlement expenses), joint or several, that the Agent or any of them may suffer or to which the Agent and any such persons may become subject under all applicable federal or state laws or otherwise, and to reimburse the Agent and any such persons within 30 days upon written demand for any expenses (including reasonable fees and disbursements of counsel) incurred by the Agent or any of them in connection with investigating, preparing to defend or defending any actions, proceedings or claims (whether commenced or threatened) to the extent such losses, claims, damages, liabilities or actions: (i) arise out of or are related to any action taken by the Agent where acting as agent of the Association, the Company and the MHC with respect to allocation of Shares in the Subscription Offering as between (A) deposit accounts at the Association that were opened by a funeral home or funeral services provider on behalf of a third party in connection with a funeral trust services agreement, a non-guaranteed price preneed contract or a similar agreement relating to the provision by the funeral home or funeral services provider of funeral-related services to such third party and (B) any other account; (ii) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto), the preliminary or final Prospectus (or any amendment or supplement thereto), the General Disclosure Package, any Issuer-Represented Limited-Use Free Writing Prospectus, the Reorganization Applications (or any amendment or supplement thereto), or any instrument or document executed by the Association, the Company or the MHC or based upon written information supplied by the Association, the Company or the MHC filed in any state or jurisdiction to register or qualify any or all of the Shares or to claim an exemption therefrom or provided to any state or jurisdiction to exempt the Company as a broker-dealer or its officers, directors and employees as broker-dealers or agent, under the securities laws thereof (collectively, the “Blue Sky Application”), or any document, advertisement, oral statement or communication (“Sales Information”) prepared, made or executed by or on behalf of the Association, the Company or the MHC with their consent or based upon written or oral information furnished by or on behalf of the Association, the Company or the MHC, in order to qualify or register the Shares or to claim an exemption therefrom under the securities laws thereof; (iii) arise out of or are based upon the omission or alleged omission to state in any of the foregoing documents or information a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or (iv) arise from any theory of liability whatsoever relating to or arising from or based upon the Registration Statement (or any amendment or supplement thereto), the preliminary or final Prospectus (or any amendment or supplement thereto), the General Disclosure Package, any Issuer-Represented Limited-Use Free Writing Prospectus, the Reorganization Applications, including the Members’ Proxy Statement, (or any amendment or supplement thereto), any Blue Sky Application or Sales Information or other documentation distributed in connection with the Offering or Reorganization; provided, however, that no indemnification is required under this paragraph (a) to the extent such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue material statement or alleged untrue material statement in, or material omission or alleged material omission from, the Registration Statement (or any amendment or supplement thereto), the preliminary or final prospectus (or any amendment or supplement thereto), the General Disclosure Package, the Reorganization Applications, any Blue Sky Application or Sales Information made in reliance upon and in conformity with information furnished in writing to the Association, the Company or the MHC by the Agent or its counsel regarding the Agent, provided, that it is agreed and understood that the only information furnished in writing to the Association, the Company or the MHC by the Agent regarding the Agent is set forth in the Prospectus under the caption “The Reorganization and the Stock Offering”; and, provided further, that the Association, the Company and the MHC shall not be liable under clause (i) of the foregoing indemnification provision to the extent that any loss, claim, damage, liability or action is found in a final judgment by a court of competent jurisdiction to have resulted from the Agent’s bad faith, willful misconduct or gross negligence. Notwithstanding anything to the contrary in this Agreement, none of the Association, the Company and/or the MHC shall provide any indemnification under this Agreement to the extent prohibited by applicable law, rule, order or directive by the OTS, the SEC, the FDIC and the Board of Governors of the Federal Reserve.

(b) The Agent agrees to indemnify and hold harmless the Association, the Company and the MHC, their directors and officers and each person, if any, who controls the Association, the Company or the MHC within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act against any and all loss, liability, claim, damage or expense whatsoever (including but not limited to settlement expenses), joint or several, which they, or any of them, may suffer or to which they, or any of them may become subject under all applicable federal and state laws or otherwise, and to promptly reimburse the Association, the Company, the MHC, and any such persons upon written demand for any expenses (including reasonable fees and out-of-pocket expenses and disbursements of counsel with such fees and disbursements limited to those of one firm) incurred by them, as incurred, or any of them, in connection with investigating, preparing to defend or defending any actions, proceedings or claims (whether commenced or threatened) to the extent such losses, claims, damages, liabilities or actions: (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto), the Reorganization Applications (or any amendment or supplement thereto), the preliminary or final Prospectus (or any amendment or supplement thereto), the General Disclosure Package, any Issuer-Represented Limited-Use Free Writing Prospectus, any Blue Sky Application or Sales Information; (ii) are based upon the omission or alleged omission to state in any of the foregoing documents a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) arise from any theory of liability whatsoever relating to or arising from or based upon the Registration Statement (or any amendment or supplement thereto), the preliminary or final Prospectus (or any amendment or supplement thereto), the General Disclosure Package, any Issuer-Represented Limited-Use Free Writing Prospectus, the Reorganization Applications (or any amendment or supplement thereto), or any Blue Sky Application or Sales Information or other documentation distributed in connection with the Reorganization; provided, however, that the Agent’s obligations under this Section 8(b) shall exist only if and only to the extent that such untrue statement or alleged untrue statement was made in, or such material fact or alleged material fact was omitted from, the Registration Statement (or any amendment or supplement thereto), the preliminary or final Prospectus (or any amendment or supplement thereto), the General Disclosure Package, the Reorganization Applications (or any amendment or supplement thereto), any Blue Sky Application or Sales Information in reliance upon and in conformity with information furnished in writing to the Association, the Company or the MHC by the Agent or its counsel regarding the Agent, provided, that it is agreed and understood that the only information furnished in writing to the Association, the Company or the MHC by the Agent regarding the Agent is set forth in the Prospectus under the caption “The Reorganization and the Offering.”

(c) Each indemnified party shall give prompt written notice to each indemnifying party of any action, proceeding, claim (whether commenced or threatened), or suit instituted against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have on account of this Section 8 or otherwise. An indemnifying party may participate at its own expense in the defense of such action. In addition, if it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume defense of such action with counsel chosen by it and approved by the indemnified parties that are defendants in such action, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them that are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action, proceeding or claim, other than reasonable costs of investigation. In no event shall the indemnifying parties be liable for the fees and expenses of more than one separate firm of attorneys (and any special counsel that said firm may retain) for each indemnified party in connection with any one action, proceeding or claim or separate but similar or related actions, proceedings or claims in the same jurisdiction arising out of the same general allegations or circumstances.

(d) The agreements contained in this Section 8 and in Section 9 hereof and the representations and warranties of the Company, the Association and the MHC set forth in this Agreement shall remain operative and in full force and effect regardless of: (i) any investigation made by or on behalf of the Agent or its officers, directors or controlling persons, agent or employees or by or on behalf of the Company, the Association or the MHC or any officers, directors, trustees or controlling persons, agent or employees of the Company, the Association or the MHC; (ii) delivery of and payment hereunder for the Shares; or (iii) any termination of this Agreement.

Section 9. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 8 is due in accordance with its terms but is for any reason held by a court to be unavailable from the Association, the Company, the MHC or the Agent, the Association, the Company, the MHC and the Agent shall contribute to the aggregate losses, claims, damages and liabilities (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding, but after deducting any contribution received by the Association, the Company, the MHC or the Agent from persons other than the other parties thereto, who may also be liable for contribution) in such proportion so that the Agent is responsible for that portion represented by the percentage that the fees paid to the Agent pursuant to Section 2 of this Agreement (not including expenses) bears to the gross proceeds received by the Company from the sale of the Shares in the Offering, and the Association, the Company and the MHC shall be responsible for the balance. If, however, the allocation provided above is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative fault of the Association, the Company and the MHC on the one hand and the Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions, proceedings or claims in respect thereto), but also the relative benefits received by the Company and the Association on the one hand and the Agent on the other from the Offering (before deducting expenses). The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Association, the Company and/or the MHC on the one hand or the Agent on the other and the parties’ relative intent, good faith, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Association, the Company, the MHC and the Agent agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro-rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above in this Section 9. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions, proceedings or claims in respect thereof) referred to above in this Section 9 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action, proceeding or claim. It is expressly agreed that the Agent shall not be liable for any loss, liability, claim, damage or expense or be required to contribute any amount pursuant to Section 8(b) or this Section 9 which in the aggregate exceeds the amount paid (excluding reimbursable expenses) to the Agent under this Agreement. It is understood that the above stated limitation on the Agent’s liability is essential to the Agent and that the Agent would not have entered into this Agreement if such limitation had not been agreed to by the parties to this Agreement. No person found guilty of any fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation. The obligations of the Association, the Company, the MHC and the Agent under this Section 9 and under Section 8 shall be in addition to any liability which the Association, the Company, the MHC and the Agent may otherwise have. For purposes of this Section 9, each of the Agent’s, the Association’s, the Company’s, or the MHC’s officers and directors and each person, if any, who controls the Agent or the Association or the Company or the MHC within the meaning of the 1933 Act and the 1934 Act shall have the same rights to contribution as the Agent, the Association, the Company or the MHC. Any party entitled to contribution, promptly after receipt of notice of commencement of any action, suit, claim or proceeding against such party in respect of which a claim for contribution may be made against another party under this Section 9, will notify such party from whom contribution may be sought, but the omission to so notify such party shall not relieve the party from whom contribution may be sought from any other obligation it may have hereunder or otherwise than under this Section 9. Notwithstanding anything to the contrary in this Agreement, the Association, the Company and/or the MHC shall not provide any contribution under this Agreement to the extent prohibited by applicable law, rule, order or directive by the OTS, the FDIC or the Board of Governors of the Federal Reserve or the SEC.

Section 10. Survival of Agreements, Representations and Indemnities. The respective indemnities of the Association, the Company, the MHC and the Agent and the representations and warranties and other statements of the Association, the Company, the MHC and the Agent set forth in or made pursuant to this Agreement and the provisions related to contribution shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of the Agent, the Association, the Company, the MHC or any controlling person referred to in Section 8 hereof, and shall survive the issuance of the Shares, and any successor or assign of the Agent, the Association, the Company, the MHC, and any such controlling person shall be entitled to the benefit of the respective agreements, indemnities, warranties and representations.

Section 11. Termination.

(a) The Agent may terminate this Agreement by giving the notice indicated below in this Section 11 at any time after this Agreement becomes effective as follows:

(i)	If any domestic or international event or act or occurrence has materially disrupted the United States securities markets such as to make it, in the Agent’s reasonable opinion, impracticable to proceed with the Offering; or if trading on The Nasdaq Capital Market shall have suspended (except that this shall not apply to the imposition of The Nasdaq Capital Market trading collars imposed on program trading); or if the United States shall have become involved in a war or major hostilities; or if a general banking moratorium has been declared by a state or federal authority which has a material effect on the Association or the Offering; or if a moratorium in foreign exchange trading by major international banks or persons has been declared or if there shall have been a material adverse change in the financial condition, results of operations or business of the Association, or if the Association shall have sustained a material or substantial loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act, whether or not said loss shall have been insured, or if there shall have been a material adverse change in the financial condition, results of operations or business of the Association, the Company or the MHC.

(ii)	In the event the Company fails to sell the required minimum number of the Shares by February 7, 2011 and in accordance with the provisions of the Plan or as required by the Reorganization Regulations, and applicable law, this Agreement shall terminate upon refund by the Company to each person who has subscribed for or ordered any of the Shares the full amount which it may have received from such person, together with interest as provided in the Prospectus, and no party to this Agreement shall have any obligation to the other hereunder, except as set forth in Sections 2(a), 6, 8 and 9 hereof.

(iii)	If any of the conditions specified in Section 7 shall not have been fulfilled when and as required by this Agreement, unless waived in writing, or by the Closing Date, this Agreement and all of the Agent’s obligations hereunder may be canceled by the Agent by notifying the Association, the Company and the MHC of such cancellation in writing or by telegram at any time at or prior to the Closing Date, and any such cancellation shall be without liability of any party to any other party except as otherwise provided in Sections 2(a), 6, 8 and 9 hereof.

(iv)	In the event any of the Association, the Company or the MHC are in material breach of the representations and warranties or covenants contained in Sections 4 and 5 and such breach has not been cured after the Agent has provided the Association, the Company and the Association with notice of such breach.

If the Agent elects to terminate this Agreement as provided in this Section, the Association, the Company and the MHC shall be notified promptly by telephone or telegram, confirmed by letter.

(b) The Primary Parties may terminate this Agreement in the event the Agent is in material breach of the representations and warranties or covenants contained in Section 5 and such breach has not been cured after the Primary Parties have provided the Agent with notice of such breach.

(c) This Agreement may also be terminated by mutual written consent of the parties hereto.

Section 12. Notices. All communications hereunder, except as herein otherwise specifically provided, shall be mailed in writing and if sent to the Agent shall be mailed, delivered or telegraphed and confirmed to Mutual Securities, Inc., 807-A Camarillo Springs Road, Camarillo, California 93011-2864, Attention: Mitchell C. Voss (with a copy to Nelson Mullins Riley Scarborough LLP, Attention: Jonathan H. Talcott, Esq.), and, if sent to the Association, the Company and the MHC, shall be mailed, delivered or telegraphed and confirmed to the Association, the Company and the MHC at 201 E. North Second Street, Seneca, South Carolina 29678 (with a copy to Luse Gorman Pomerenk & Schick, P.C., Attention: Kip Weissman, Esq.).

Section 13. Parties. The Association, the Company and the MHC shall be entitled to act and rely on any request, notice, consent, waiver or agreement purportedly given on behalf of the Agent when the same shall have been given by the undersigned. The Agent shall be entitled to act and rely on any request, notice, consent, waiver or agreement purportedly given on behalf of the Association, the Company or the MHC, when the same shall have been given by the undersigned or any other officer of the Association, the Company or the MHC. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Agent, the Association, the Company, the MHC, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. It is understood and agreed that this Agreement is the exclusive agreement among the parties hereto, and supersedes any prior agreement among the parties and may not be varied except in writing signed by all the parties.

Section 14. Closing. The closing for the sale of the Shares shall take place on the Closing Date at such location as mutually agreed upon by the Agent and the Company and the Association. At the closing, the Company and the Association shall deliver to the Agent in immediately available funds the commissions, fees and expenses due and owing to the Agent as set forth in Sections 2 and 6 hereof and the opinions and certificates required hereby and other documents deemed reasonably necessary by the Agent shall be executed and delivered to effect the sale of the Shares as contemplated hereby and pursuant to the terms of the Prospectus.

Section 15. Partial Invalidity. In the event that any term, provision or covenant herein or the application thereof to any circumstance or situation shall be invalid or unenforceable, in whole or in part, the remainder hereof and the application of said term, provision or covenant to any other circumstances or situation shall not be affected thereby, and each term, provision or covenant herein shall be valid and enforceable to the full extent permitted by law.

Section 16. Construction. This Agreement shall be construed in accordance with the laws of the State of New York.

Section 17. Counterparts. This Agreement may be executed in separate counterparts, each of which so executed and delivered shall be an original, but all of which together shall constitute but one and the same instrument.

If the foregoing correctly sets forth the arrangement among the Association, the Company, the MHC and the Agent, please indicate acceptance thereof in the space provided below for that purpose, whereupon this letter and the Agent’s acceptance shall constitute a binding agreement.

Very truly yours,

Oconee Federal Savings and Loan Association
(a federal savings and loan association)

By Its Authorized Representative:

/s/ T. Rhett Evatt
T. Rhett Evatt
President and Chief Executive Officer

Oconee Federal Financial Corp.
(In Formation)

By Its Authorized Representative:

/s/ T. Rhett Evatt
T. Rhett Evatt
President and Chief Executive Officer

Oconee Federal, MHC
(In Formation)

By Its Authorized Representative:

/s/ T. Rhett Evatt
T. Rhett Evatt
President and Chief Executive Officer

Accepted as of the date first above written

Mutual Securities, Inc.

By Its Authorized Representative:

/s/ Mitchell C. Voss
Mitchell C. Voss
President